     As filed with the Securities and Exchange Commission on July 28, 2000
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                   HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUSTS
                     (Issuer with respect to the Securities)


                          HARLEY-DAVIDSON CREDIT CORP.
                    (Sponsor of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)

                              Nevada                                          88-0292891
(State or other jurisdiction of incorporation or organization)   (I.R.S. Employer Identification No.)

                               4150 Technology Way
                            Carson City, Nevada 89706
                                 (775) 886-3200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                Donna F. Zarcone
                      President and Chief Operating Officer
                          Harley-Davidson Credit Corp.
                             150 South Wacker Drive
                                   Suite 3100
                             Chicago, Illinois 60606
                                 (312) 368-9501
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
     M. David Galainena, Esq.                     Jack M. Costello, Esq.
     Winston & Strawn                             Brown & Wood LLP
     35 West Wacker Drive                         One World Trade Center
     Chicago, Illinois 60601                      New York, New York 10048
     (312) 558-5600                               (212) 839-5300

                -------------------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-62849

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum
Title of Securities     Amount to Be      Offering Price Per         Proposed Maximum           Amount of
to Be Registered        Registered(1)     Unit (2)                   Aggregate Offering Price   Registration Fee
-------------------     -------------     ------------------         ------------------------   ----------------
Harley-Davidson         $38,000,000       100%                       $38,000,000                $10,032
Motorcycle Contract
Backed Notes and
Certificates

(1) The amount of Securities being registered represents 20% of $190,000,000 aggregate principal amount of the Securities registered by the Registrant under Registration Statement No. 333-62849 referred to below and not previously sold. All registration fees in the amount of $56,050 in connection with such unsold amount of Securities have previously been paid under Registration Statement No. 333-62849.
(2)  Estimated solely for purposes of calculating the registration fee.

     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE PURSUANT TO GENERAL INSTRUCTION IV OF FORM S-3.

     IN ACCORDANCE WITH THE PROVISIONS OF GENERAL INSTRUCTION IV OF FORM S-3, THE REGISTRANT HEREBY INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-62849) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1998, AS AMENDED BY AMENDMENT NO. 1 DATED NOVEMBER 12, 1998.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

     (a) EXHIBITS. All Exhibits filed with the Registration Statement on Form S-3 (File No. 333-62849) are incorporated herein by reference thereto, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:


Exhibit 5.1         Opinion of Winston & Strawn re legality
Exhibit 8.1         Opinion of Winston & Strawn re: tax matters
Exhibit 23.3        Consent of Winston & Strawn (contained in Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on July 28, 2000.

                                   HARLEY-DAVIDSON CREDIT CORP.


                                   By:  /s/ Donna F. Zarcone
                                        ----------------------------------
                                   Name:     Donna F. Zarcone
                                   Title:    President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 28, 2000:

          Signature                                    Title
          ---------                                    -----

     /s/ Donna F. Zarcone                    Director and President
     -----------------------------           (Principal Executive Officer)
     Donna F. Zarcone

     /s/ Michael E. Sulentic                 Chief Financial Officer
     -----------------------------           (Principal Financial Officer and
     Michael E. Sulentic                     Principal Accounting Officer)

                                LIST OF EXHIBITS

     NUMBER         DESCRIPTION OF EXHIBITS
     ------         -----------------------
     Exhibit 5.1    Opinion of Winston & Strawn re legality
     Exhibit 8.1    Opinion of Winston & Strawn re: tax matters
     Exhibit 23.3   Consent of Winston & Strawn (contained in Exhibit 5.1)